Exhibit 99.1

Investor Presentation | September 2020 1 The Landing, Lake Tahoe

Forward Looking Statements Certain statements made during this presentation are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements generally include the words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “project,” “will,” “intend” or other similar expressions. Forward-looking statements include, without limitation, statements regarding, industry outlook, results of operations, cash flows, business strategies, growth and value opportunities, capital and other expenditures, financing plans, expense reduction initiatives and projected dispositions. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation, national and local economic and business conditions, including the impact of COVID-19 on occupancy rates at the Company’s hotels and the demand for hotel products and services, and those risks and uncertainties discussed in the most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, which DiamondRock Hospitality Company (the “Company”) has filed with the Securities and Exchange Commission, all of which you should carefully review. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to the Company. Actual results could differ materially from the forward-looking statements made in this presentation. The forward-looking statements made in this presentation are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of the date of this presentation, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations. This presentation contains statistics and other data that has been obtained or compiled from information made available by third-party service providers and believed to be reliable, but the accuracy and completeness of the information is not assured. The Company has not independently verified any such information. 2

Key Takeaways 3 (1)$364MM liquidity bal anc5e as of 6/30/2020 adjusted for $106MM net proceeds from subsequent preferred equity offering Q3 Burn Rate Nearly 10% Better Than Q2 Pace 4 27 of 30 Hotels Currently Open (88% of Rooms) 3 $470MM of Pro Forma Liquidity(1) as of 6/30/2020 2 Executed $110MM Cumulative Preferred Offering Sweeping Agreement With Marriott International

Recent Events • Reopened Chicago Marriott (1,200 rooms) and Westin Boston (793 rooms) • Closed on $110MM public offering of 8.25% Series A cumulative redeemable preferred shares ($25 par value, 4.4 million shares). Net proceeds of $106MM Signed agreement with Marriott to: • • • • • Convert five brand-managed hotels into franchises by the end of 2020 Rebrand Vail Marriott into Luxury Collection hotel in 2021 Established franchise termination right at The Lexington, Autograph Up-brand JW Marriott Cherry Creek to Luxury Collection at our option. • Reopened Boston Hilton, Burlington Hilton, and The Lodge at Sonoma • • • • Reopened 10 hotels Sheraton Key West converted to Barbary Beach House Key West Executed Amendment to Credit Facility Closed on $48MM mortgage, Salt Lake City Marriott 4 June 2020 July 2020 August 2020 September 2020

DiamondRock at a Glance CREDIT FACILITY COMPLIANCE 4% San 3% Denver 4% Diego Washington DC 4% Other 4% San Francisco Independent 4% 9% 30% Resort 11% 11% Other CBD (5) Frenchman's Reef (6) Luxury Collection Westin Courtyard Autograph Renaissance 11% New York 76% 14% Boston 14% Chicago As of and for the year ended 12/31/2019. Reconciliations provided in appendix This section presents ratios as of March 31, 2020 in accordance with the terms of our credit facility, which has been filed with the SEC. We are not presenting these ratios and the related calculations for any other purpose or for any other period, and are not intending for these measures to otherwise provide information about our financial condition or results of operations. These measures should not be relied upon other than for purposes of testing our compliance with the revolving credit facility. $364MM liquidity balance as of 6/30/2020 adjusted for $106MM net proceeds from subsequent preferred equity offering Weighted by 2019 Actual EBITDA Other CBD includes Burlington Hilton, Salt Lake City Marriott, and Worthington Renaissance. Based on 2016 actual EBITDA . (1) (2) (3) (4) (5) (6) 5 URBAN AND RESORT HOTELS IN TOP MARKETS(4) HIGH QUALITY BRANDS(4) 2019 FINANCIAL SUMMARY(1) (2) Covenant Limitation DRH Q1’20 Hotels (Rooms) 31 Hotels (>10K Rooms) Maximum Leverage Ratio < 60.0% 34.5% Total Revenue $932.1MM Fixed Charge Coverage Ratio > 1.50x 2.92x Secured Indebtedness to Total Asset Value < 45.0% 20.9% Room Revenue $656.3MM Hotel EBITDA Margin 29.6% Unencumbered Leverage Ratio < 60.0% 50.3% Unencumbered Debt Service Coverage Ratio > 1.20x 1.49x Outstanding Debt $1.09B Net Debt/EBITDA 3.7x Pro Forma Liquidity(3) $470MM

DiamondRock Balance Sheet Profile $584.3 Pro Forma liquidity available in cash and revolver capacity(2) 2020 2021 2022 2023 2024 2025 Secured Debt Term Loan Revolver Undrawn Revolver 10.4 4.7 AHT BHR HT INN PEB XHR DRH RLJ HST SHO (1) (2) (3) Does not reflect extension options; revolving credit facility based on $100MM balance as of 8/31/2020 $364MM liquidity balance as of 6/30/2020 adjusted for $106MM net proceeds from subsequent preferred equity offering Source: Baird. Net Debt plus preferred / 2019 Consensus EBITDA 6 Note: Leverage calculation is not adjusted for estimated EBITDA contribution from Frenchman’s Reef 9.5 8.8 6.3 Average: 5.4x 3.93.73.5 1.51.2 LEVERAGE BELOW PEER AVERAGE(3) $45.3 $284.3 $423.3 $290.0 $2.9 FUTURE DEBT MATURITIES (IN $MM)(1)

DRH Preferred Offering $106MM DiamondRock executed a public offering of 4.4MM shares of 8.25% Series A Cumulative Redeemable Preferred Stock with $25/share liquidation preference Net Proceeds 8.25% 8.25% 23 ADDITIONAL RUNWAY MONTHS RUNW MONTHS general corporate purposes: IMPROVEMENTS CORP. PURPOSES (1) (2) (3) (4) Liquidity balance as of 6/30/2020 $364MM liquidity balance as of 6/30/2020 adjusted for $106MM net proceeds from subsequent preferred equity offering Estimated Q3 2020 monthly cash burn rate Estimated Q3 2020 monthly cash burn rate including pro forma preferred dividend payments 7 Size Construct a measured deal, sized to our needs, rather than committing to $300MM+ high yield deal Optionality to use proceeds on ACQUISITIONSDEBT PAYDOWN OTHER GENERAL Pricing Competitive with effective yield on net cash proceeds from high yield offering EFFECTIVE YIELDEFFECTIVE YIELD 6.50%, $250MM8.25%, $100MM HIGH YIELD DEALPREFERRED DEAL 100% Cash Proceeds 33% Debt Paydown 67% Cash Proceeds Liquidity (1) (2) Total LiquidityTotal Liquidity Monthly Burn Rate(3) Monthly Burn Rate(4) RUNWAY28AY BEFORE OFFERINGAFTER OFFERING 5 Months

Covenant Waiver and Mortgage Extension • Successfully finalized an amendment on $400MM credit facility and $400MM in unsecured term loans: • Waiver of existing financial covenants Q2 2020 through Q1 2021 • Modified quarterly-tested covenants Q2 2021 through Q4 2021 using annualization of quarterly results. • Acquisitions permitted during relief period with certain restrictions • Secured $48MM secured mortgage to repay existing $52.5MM mortgage • Bears interest at LIBOR + 325bps over a 100bps LIBOR floor • Matures in January 2022 with a one-year extension option to January 2023 8 Chicago Gwen Salt Lake City Mortgage Covenant Waivers

OPERATIONS UPDATE 9 Renaissance Charleston Historic District

New Franchise/Management Deal with Marriott On 8/31/20, DRH entered into an agreement with Marriott to alter several brand and management contracts. Selected terms: The following hotels will be converted from brand-managed to franchised properties with agreed to renovation scope and timeline: • • • • • Atlanta Marriott Alpharetta Salt Lake City Marriott Downtown The Lodge at Sonoma Charleston Renaissance Courtyard Manhattan 5th Avenue • The Vail Marriott Mountain Resort entered into a new franchise agreement to be branded as a Luxury Collection Hotel subject to renovation completion JW Marriott Cherry Creek franchise agreement extended and amended to allow for the conversion to a Luxury Collection Hotel if certain conditions are met • The franchise agreement for The Lexington Hotel has been amended to provide termination right in 2021, subject to certain conditions 10 Vail Marriott Mountain Resort Note: Refer to 8-K filed 8/31/20 here for additional terms The Lexington Hotel Up-Branding Franchise Conversions

Short Term Agreements Driving Value Note: Based on 2019 EBITDA (1)Agreements terminable at will. 11 BRAND 20192020 Encumbered(1) Independent Terminable Franchise(1) Highest percent of terminable agreements among any full-service lodging REIT peer 20192020 Encumbered(1) Unencumbered MANAGEMENT Only two long term management agreements in DRH portfolio

Resuming Hotel Operations (1) Current September July Nearly 90% of total rooms currently June operating(1) Hotel Emblem Operating Hotels Operating 12 (1) As of 9/14/2020 Boston Westin Chicago Marriott 15 Operating Urban Hotels Boston Hilton Burlington Hilton Lodge at Sonoma May Denver Courtyard Denver JW Marriott The Gwen Palomar Phoenix Havana Cabana Barbary Beach House The Landing Resort Vail Marriott Cavallo Point 12 Operating Resorts April Charleston Orchards Inn 7 Urban 3 Resorts

Rebuilding Profitability Hotels with Hotels with 13 (1) Estimated results Number of Positive EBITDA AprilMayJuneJulyAugust (1) 2 4 6 6 8 Number of Positive GOP AprilMayJuneJulyAugust (1) 5 7 10 14 14

Cash Burn Steadily Improving Effective cost containment and receipt of equity offering proceeds allowed DRH to extend cash runway by 33% (1) (2) (3) Based upon most current forecast of Q3 2020 financial performance. $364MM liquidity balance as of 6/30/2020 adjusted for $106MM net proceeds from subsequent preferred equity offering Liquidity balance as of 6/30/2020 14 Q3 2020 Pro Forma (1) Monthly Burn Rate Q2 2020 Actual Monthly Burn Rate Reduction Hotel Net Operating Loss $9.7MM $10.6MM +9% Better Corporate G&A Expenses $1.8MM $1.8MM Corporate Burn Rate $11.5MM $4.5MM $0.8MM $12.4MM $5.1MM $0.0MM +8% Better Debt Service Preferred Dividends Total Monthly Cash Burn $16.8MM $17.5MM +4% Better Total Liquidity (2) $470MM (3) $364MM +29% Better Expected Cash Runway 28 Months 21 Months +33% Improvement

Hotel Occupancy Gradually Rebuilding 90% 80% 70% 60% 50% 40.4% 40% 30% 20% 10% 0% Mar Apr May Jun Jul Aug - Total Portfolio - open Portfolio - open Resorts Trailing 7 Day Average Portfolio Occupancy

Operating Trends Improving

Week Ending	Open Properties	Open Resorts	Full Week						Weekend Only					
			Total Portfolio			Resort Portfolio			Total Portfolio			Resort Portfolio		
			2020 Occ	2020 ADR	2019 ADR	2020 Occ	2020 ADR	2019 ADR	2020 Occ	2020 ADR	2019 ADR	2020 Occ	2020 ADR	2019 ADR
5/2/2020	11	4	20.0%	$165	$227	8.1%	$232	$270	21.4%	$175	$204	11.4%	$272	$300
5/9/2020	11	4	18.9%	$168	$221	9.6%	$251	$265	20.2%	$180	$231	15.4%	$299	$269
5/16/2020	11	4	14.5%	$176	$225	12.7%	$294	$259	17.8%	$201	$220	19.3%	$330	$303
5/23/2020	12	5	17.5%	$186	$227	17.2%	$291	$270	23.0%	$216	$215	31.4%	$340	$321
5/30/2020	13	6	20.3%	$190	$198	26.1%	$269	$255	25.7%	$200	$187	40.0%	$275	$275
6/6/2020	14	6	20.3%	$182	$214	26.9%	$238	$238	25.5%	$187	$198	38.9%	$236	$277
6/13/2020	18	8	26.5%	$190	$231	39.9%	$244	$230	34.5%	$206	$199	50.1%	$275	$252
6/20/2020	19	9	25.7%	$201	$222	38.2%	$257	$220	34.2%	$216	$209	56.4%	$287	$257
6/27/2020	22	10	27.9%	$198	$218	42.0%	$254	$238	36.7%	$208	$196	55.8%	$284	$262
7/4/2020	23	11	28.5%	$224	$202	44.0%	$292	$287	39.2%	$247	$212	61.8%	$339	$314
7/11/2020	23	11	26.1%	$199	$217	36.2%	$257	$253	34.3%	$205	$216	49.8%	$277	$309
7/18/2020	24	12	23.2%	$206	$237	34.1%	$262	$256	31.0%	$219	$238	47.3%	$289	$298
7/25/2020	24	12	25.1%	$205	$219	35.9%	$261	$256	36.9%	$211	$223	53.0%	$278	$307
8/1/2020	25	12	24.4%	$210	$222	37.8%	$261	$265	33.0%	$219	$231	51.2%	$290	$318
8/8/2020	25	12	27.2%	$207	$219	41.6%	$262	$255	39.3%	$213	$223	61.4%	$277	$292
8/15/2020	25	12	30.5%	$200	$215	44.8%	$253	$253	44.4%	$203	$215	62.5%	$281	$293
8/22/2020	25	12	27.7%	$201	$206	42.4%	$253	$242	39.1%	$209	$213	60.4%	$277	$290
8/29/2020	**25**	**12**	**27.7%**	**$199**	**$210**	**40.4%**	**$255**	**$255**	**40.2%**	**$205**	**$224**	**59.3%**	**$276**	**$340**

* Based on operating hotels

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Group Cancellations Slowing

% Share of Cancellations	Four Weeks Ending 3/23/2020	4/16/2020	5/14/2020	6/11/2020	7/9/2020	8/6/2020	9/3/2020	Totals To Date
Feb-20	0%	0%	0%	0%	0%	0%	0%	0%
Mar-20	37%	3%	0%	0%	0%	0%	0%	11%
Apr-20	37%	7%	4%	0%	0%	0%	0%	13%
May-20	14%	30%	14%	3%	0%	0%	0%	12%
Jun-20	11%	23%	22%	8%	2%	0%	0%	12%
Jul-20	0%	20%	19%	14%	10%	2%	0%	9%
Aug-20	0%	6%	16%	38%	12%	5%	2%	9%
Sep-20	0%	6%	12%	22%	28%	22%	8%	11%
Oct-20	0%	4%	7%	7%	27%	36%	34%	12%
Nov-20	0%	0%	6%	6%	11%	17%	16%	6%
Dec-20	0%	0%	0%	1%	4%	5%	11%	2%
Jan-21	0%	0%	0%	0%	0%	4%	7%	1%
Feb-21	0%	0%	0%	0%	1%	5%	7%	1%
Mar-21	0%	0%	0%	0%	4%	1%	3%	1%
Apr-21	0%	0%	0%	0%	1%	0%	0%	0%
May-21	0%	0%	0%	0%	0%	0%	13%	1%
Jun-21	0%	0%	0%	0%	0%	0%	0%	0%
Jul-21	0%	0%	0%	0%	0%	1%	0%	0%
Aug-21	0%	0%	0%	0%	0%	2%	0%	0%
Sep-21	0%	0%	0%	0%	0%	0%	0%	0%
Total	100%	100%	100%	100%	100%	100%	100%	100%
Four-Week Increment In Cancellations	$45,113,797	$32,749,668	$20,151,035	$13,729,159	$18,449,986	$16,856,928	$11,973,868	
Cumulative Group Revenue Cancelled	$45,113,797	$77,863,465	$98,014,500	$111,743,659	$130,193,645	$147,050,573	$159,024,441	$159,024,441

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Group Business Lead Generation Q3 2020 13.7% 12.6% 6.9% 12.1% Q1 2021 15.0% 26.1% 22.1% 15.3% Q3 2021 6.3% 7.0% 9.9% 14.0% 2022 & Thereafter 22.8% 28.6% 29.7% 34.8% Through August, DiamondRock generated 250K – 350K room nights of new business leads per month (1) Data for the total portfolio except the following hotels without significant group business demand: Courtyard Midtown Fifth Avenue, Courtyard Midtown East, Hilton Garden Inn Times Square, Key West Havana Cabana, Barbary Beach House Key West, and Orchards Inn Trailing four weeks ending 5/1/2020 (2) (3) (4) (5) Trailing four weeks ending 5/29/2020 Trailing four weeks ending 6/26/2020 Trailing five weeks ending 7/31/2020 18 Chicago Marriott Total Room Nights355,108350,258264,471261,972 Total100.0%100.0%100.0%100.0% Q4 20215.8%6.4%5.9%7.1% Q2 202112.1%8.8%16.3%11.3% Q4 20209.8%7.2%6.5%5.3% April(2)May(3)June(4)July(5) Q2 202014.7%3.2%2.8%0.0% % Share of Group Business Leads(1)

GROWTH OPPORTUNITIES 19 Hotel Emblem

Positioned To Capitalize Upon Distress On The Horizon Select Service $98 Billion in 8,500+ CMBS Hotel Loans 2020-2023 Maturities: $24 Billion (over 2,000 loans) 20 Source: Trepp and Wells Fargo Securities, LLC 65-70%>70% Full Service 17% 13% Resorts 54% 15% Full Service Percent of Loans By Original Loan-to-Value and Resorts

Emerging Pipeline of Opportunities

Recent Deals Evaluated at DiamondRock

ROCKY MOUNTAIN LUXURY SKI RESORT

Seller under distress. Opportunity to acquire 20%+ off pre-COVID acquisition pricing.

SOUTHEASTERN INDEPENDENT LIFESTYLE BOUTIQUE

Offered to purchase at discount to construction cost upon completion, 30% below market prices. Opportunity to consolidate operations with existing DRH hotel.

LOS ANGELES BOUTIQUE HOTEL

Pre-packaged deal for sole independent hotel in high RevPAR submarket for 60% below construction cost.

SMALL SONOMA INDEPENDENT RESORT

The lender (insurance company) has initiated foreclosure on the small luxury boutique. The "price talk" on the note is approximately 50% of the owner's basis in the hotel. Potential to consolidate operations with an existing DRH property.

21

Growth Oriented ROI Projects



Landing New Rooms

Ability to build **17 new rooms** at the Landing in Lake Tahoe with entitlements that came with original acquisition



Hilton Boston New Rooms

Opportunity to create **29 rooms for less than $225K/key** as compared to recent transactions at ~$400K/key



The Lodge at Sonoma Upgrade

Nearing completion of new Michael Mina restaurant to capture **high-end Sonoma restaurant** customers. Pursuing opportunity to enhance resort by **up-branding from Renaissance to Autograph Collection** to capture increased rate with upgraded product and cottages.



Vail ROI Projects

ROI projects for creation of **premium rooms**, new **outdoor F&B venue** with major outside **pool enhancements**



Vail Resort Upgrade

Existing Marriott franchise agreement expires next year. With capital, opportunity to **up-brand to luxury** brand and **capture significant rate gap** ($130+/-) to luxury set

22

ROI Projects Drive Shareholder Value

UPCOMING ROI PROJECTS

Property	Project	Estimated Capital Spend[1]	Estimated Incremental EBITDA[1]	Estimated Incremental Value[2]	Estimated IRR[3]
Boston Hilton Downtown	29 Additional Guestrooms	$6.7	$1.0	$10.0	28%
Hilton Burlington	F&B Renovation	$1.5	$0.4	$4.0	59%
Chicago Gwen	Rooftop Event Space	$1.0	$0.2	$2.0	41%
Barbary Beach House Key West	Beach Restaurant and Event Space	$1.6	$0.6	$6.0	82%
The Landing Resort & Spa	Additional 17 Keys and Resort Enhancements	$7.8	$1.2	$12.0	29%
Sedona - Orchards Inn	Reposition as Cliffs at L'Auberge	$20.0	$2.6	$26.0	21%
	Total	$38.6	$6.0	$60.0	30%

DRH has identified ~$25-$30MM of additional potential ROI projects

SHADOW PIPELINE

Property	Project	Timing
Vail Marriott	Brand Conversion and Rooftop Deck	2021
Courtyard Midtown East	Property Repositioning and Rooftop Bar	2022
Palomar Phoenix	Lustre Rooftop Bar Re-concept	2022
Sam Diego Westin	Restaurant and Lobby Upgrade	2022
Cavallo Point	Convert disused Jail Building to F&B Outlet	2022
Sedona - L'Auberge	Laundry Facility and Spa Upgrade	2022
Sedona - Orchards Inn	89Agave Additions	2022

(1) Estimated Capital Spend and Estimated Incremental EBITDA based upon management proformas
(2) Estimated Incremental Value is calculated by applying a 10.0x multiple to Estimated Incremental EBITDA
(3) Estimated IRR is calculated assuming a 3-year stabilization period and a 10.0x terminal multiple

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CORPORATE CITIZENSHIP 24 Cavallo Point, the Lodge at Golden Gate Bridge

Responsible Corporate Citizen

GRESB Annual Results

	2016	2017	2018	2019
DRH GRESB Score	50	53	75	81
Peer Score Average[1]	51	57	58	69
Index to Peer Score Average	98%	93%	129%	117%



ISS ESG Rankings[2]

Environmental

4

Social

3

Governance

1

ISS-ESG Corporate Ranking

Currently Ranked

#2

of 174 US Real Estate Companies

DiamondRock ranks in the top 5% of the Worldwide Real Estate Sector, earning an ISS ESG Prime designation

(1) Lodging Peer Average is based on 17 Lodging Companies including 10 REITs
(2) ISS will not provide Quality Ranking of peer set to DRH without enrolling in their advisory services, however score is relative to peer set

25

[LOGO]

APPENDIX Havana Cabana Key West

Research Demonstrates Small Resorts Outperform • According to CBRE/PKF research study, small resorts(1) have: • • • Less downside risk due to larger stream of reliable non-rooms revenue Preserved the most ADR through the recession of the early 2000s Achieved superior levels of ADR growth since 2009 to all other market classes 4.5% 4.0% 3.5% 3.0% 2.5% 2.0% 1.5% 1.0% 0.5% 0.0% Small Resorts Upper Upscale Luxury All Resorts All Urban Hotels Source: CBRE Hotels Research. (1) Collection of non-golf resorts with less than 200 rooms 28 4.2% Total US: 4.0% 3.8% 3.1% 3.1% 3.3% REVPAR CAGR FROM 1987 - 2017

DRH Lifestyle & Independent Strategy

RATIONALE FOR TARGETING LIFESTYLE HOTELS, INDEPENDENTS, & SOFT BRANDS

- To grow with shift towards experiential travel
- Reduces reliance on traditional brands
- Balances portfolio
- Greater opportunity for smaller deals
- Target allocation will be achieved through acquisitions of lifestyle hotels, independents and soft brands and dispositions of traditional boxes

CURRENT ALLOCATION(1)



Lifestyle, Independents, & Soft Brands 22%
Traditional Brands 78%

LONG-TERM TARGET ALLOCATION



Lifestyle, Independent, & Soft Brands 33%
Traditional Brands 66%

(1) Independent, lifestyle and soft brand hotels include the Havana Cabana, Cavallo Point, Hotel Emblem, L'Auberge de Sedona, Orchards Inn, The Landing, Palomar Phoenix, Shorebreak Hotel, the Lexington and The Gwen. Soft brands, including Autograph and Luxury Collection, are included as lifestyle / boutique. Based on 2019A EBITDA for all properties except Frenchman's Reef and Havana Cabana where 2016A used due to closure. Pro forma for full year for acquisitions.

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Consumers Spending More on Experiences Than Material Goods 5.0% 1,000 900 4.0% 800 700 Shift in Consumer Spending 3.0% 600 500 2.0% 400 300 1.0% 200 100 0.0% 19801985199019952000200520102015 Experiences (1) Motor Vehicles Jewelry and Watches Home Furnishings Motor Vehicles Jewelry and Watches Home Furnishings Experiences (1) Source: Note: (1) Bureau of Economic Analysis. Represents personal consumption expenditures by category indexed to 100 for the year 1980. Experiences include the following Bureau of Economic Analysis categories: accommodations, air travel, foreign travel by US residents, membership clubs, sports centers, parks, theaters, museums, casino gambling, and food services. 30 15-Year Spending CAGR (2004-2019) Indexed Spending Growth (1980-2019)

Resort Thesis Already Proven Successful Note: Figures exclude Frenchman’s Reef, Cavallo Point and Barbary Beach House as these assets are either repositioned or currently under construction. 31 EBITDA Multiple @ EBITDA Increase Investment ($MM)PurchaseYE 2019$MM Burlington Hilton$6416.5x8.9x$3.9 Charleston Renaissance$4311.9x7.0x$2.9 Fort Lauderdale Westin$16714.8x10.7x$5.5 Havana Cabana$5412.2x15.8x($0.5) The Landing Resort & Spa$4417.8x25.9x($0.7) Sedona - L'Auberge$6715.8x8.6x$3.6 Sedona - Orchards Inn$3113.7x14.2x($0.1) Shorebreak$6314.6x11.5x$1.5 Sonoma Renaissance$4010.7x5.7x$4.0 Vail Marriott Mountain Resort$9613.4x8.7x$6.2 Total Resort$66814.2x9.9x$26.3

Strong Resort Market Presence (Mamoct) Approximately 1/3 of portfolio located in destination resort markets. Westin Fort Lauderdale Beach Resort

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Non GAAP Measures The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA and Hotel Adjusted EBITDA. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA and Hotel Adjusted EBITDA, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company. EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines. Nareit defines EBITDAre as EBITDA plus or minus losses or gains on the disposition of depreciated property, including gains/losses on change of control, impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). We believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. We adjust EBITDAre and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre and Hotel EBITDA for non-cash lease expense and other amortization, cumulative effects of a change in accounting principle, gains or losses from early extinguishment of debt, hotel acquisition costs, severance costs, hotel manager transition items and certain other items that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance. Reconciliations of net income (loss) to EBITDA, EBITDAre, Adjusted EBITDA and Hotel EBITDA can be found in the Company’s earnings press releases. 34

Pro Forma Net Debt / 2019 EBITDA Reconciliation As of December 31, 2019 Actual Principal Balance Salt Lake City Marriott Downtown mortgage loan $53,273 The Lodge at Sonoma, a Renaissance Resort & Spa mortgage loan 26,963 Courtyard Manhattan / Midtown East mortgage loan 81,107 JW Marriott Denver at Cherry Creek mortgage loan 61,253 New Market Tax Credit loan (1) 2,943 T otal mortgage and other debt, net of unamortized debt issuance costs 616,329 Unsecured term loan 50,000 Unamortized debt issuance costs (1,230) Adjusted EBITDA 260,409 35 Note: $ in thousands. (1) Assumed in connection with the acquisition of the Hotel Palomar Phoenix on March 1, 2018. Net Debt / Adjusted EBIT DA 3.7x Net debt 967,575 Cash and cash equivalents 122,524 T otal debt, net of unamortized debt issuance costs $1,090,099 Senior unsecured credit facility 75,000 Unsecured term loans, net of unamortized debt issuance costs 398,770 Unsecured term loan 350,000 Unamortized debt issuance costs (3,240) Boston Westin mortgage loan 190,725 Renaissance Worthington mortgage loan 80,904 Westin San Diego mortgage loan 61,851 Westin Washington D.C. City Center mortgage loan 60,550

EBITDA and Hotel Adjusted EBITDA Reconciliation

	Year Ended December 31, 2019
Net income	**$184,211**
Interest expense	46,584
Income tax expense	22,028
Real estate related depreciation and amortization	118,110
EBITDA	**$370,933**
Corporate expenses	28,231
Interest and other income, net	(1,197)
Loss on early extinguishment of debt	2,373
Professional fees related to Frenchman's Reef (1)	17,822
Severance costs (2)	–
Gain on property insurance settlement	(144,192)
Hotel EBITDA	**$273,970**
Non-cash lease expense and other amortization	7,013
Hotel manager transition and pre-opening items (3)	6,460
Hotel Adjusted EBITDA	**$287,443**
Hotel Adjusted EBITDA from closed hotels (4)	($11,161)
Comparable Hotel Adjusted EBITDA	**$276,282**
Revenues	**938,091**
Hotel revenues from closed hotels (4)	($6,013)
Comparable Revenues	**$932,078**
Comparable Hotel Adjusted EBITDA Margin	**29.6%**

Note: $ in thousands

(1) Represents legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2) Represents payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations.

(3) Consists of (a) manager transition costs of $0.8 million related to the L'Auberge de Sedona, Orchards Inn Sedona and The Landing Resort and Spa, (b) pre-opening costs of $0.5 million related to the reopening of the Hotel Emblem, (c) pre-opening costs of $2.7 million related to the reopening of Frenchman's Reef, and (d) $2.5 million related to the pending termination of the franchise agreement for Sheraton Suites Key West.

(4) Amounts represent the operating results of Frenchman's Reef for all periods presented, Havana Cabana Key West for January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1, 2019 to December 31, 2019 and the comparable period of 2018.

36

2019 Adjusted EBITDA Reconciliation Year Ended December 31, 2019 Interest expense 46,584 Real estate related depreciation and amortization 118,110 Non-cash lease expense and other amortization 7,013 Hotel manager transition costs and pre-opening items (2) 6,460 Loss on early extinguishment of debt 2,373 Note: $ in thousands. (1) (2) Represents legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance. Consists of (a) manager transition costs of $0.8 million related to the L'Auberge de Sedona, Orchards Inn Sedona and The Landing Resort and Spa, (b) pre-opening costs of $0.5 million related to the reopening of the Hotel Emblem, (c) pre-opening costs of $2.7 million related to the reopening of Frenchman's Reef, and (d) $2.5 million related to the pending termination of the franchise agreement for Sheraton Suites Key West. 37 Adjusted EBITDA$260,409 Gain on property insurance settlement(144,192) Professional fees and pre-opening costs related to Frenchman's Reef (1)17,822 EBITDA/EBITDAre370,933 Income tax (benefit) expense22,028 Net (loss) income184,211